EXHIBIT 10.2

M&T BANK CORPORATION

SUPPLEMENTAL RETIREMENT SAVINGS PLAN

(January 1, 2013 Restatement)

EXHIBIT 10.2

EXHIBIT 10.2

ARTICLE I

HISTORY AND PURPOSE

This M&T Bank Corporation Supplemental Retirement Savings Plan is maintained by the Manufacturers and Traders Trust Company to provide supplemental retirement benefits to select management and highly compensated employees of the Company and certain of its affiliates, contributions on whose behalf under the M&T Bank Corporation Retirement Savings Plan (the “RSP”) are subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The Plan was amended and/or restated several times for compliance with Code Section 409A, most recently as of January 1, 2008. The Manufacturers and Traders Trust Company now wishes to further amend and restate the Plan, effective as of January 1, 2013, to make changes to the Plan’s design.

EXHIBIT 10.2

ARTICLE II

DEFINITIONS

When used herein, the following words have the meanings indicated unless a different meaning is clearly required by the context. All other terms used herein with initial capital letters that are not defined below have the meanings given them under the RSP unless otherwise specified herein or as otherwise qualified by the context in which the term is used.

Account – the account maintained for a Participant under Section 5.1.

Beneficiary – the person entitled to distribution of a Participant’s Account after the Participant’s death. A Participant’s Beneficiary under this Plan is the person designated (or otherwise determined) as the Participant’s beneficiary under the RSP.

Committee – see Article VII.

Company – Manufacturers and Traders Trust Company, or any successor.

Compensation – has the meaning given in the RSP, without regard to the Compensation Limitation, plus amounts deferred by a Participant under this Plan and any other nonqualified deferred compensation plan maintained by any Employer. For purposes of deferral elections under Section 3.2 and matching contributions under Section 4.1, Compensation does not include any bonus pay that constitutes “performance based compensation” as defined in regulations under Code Section 409A.

Compensation Limitation – the annual compensation limitation under Code Section 401(a)(17), as in effect for any calendar year and as determined for the RSP.

Disability – exists when a Participant is determined (a) to be totally disabled by the federal Social Security Administration, or (b) to have a “disability” under his Employer’s long-term disability plan. A Disability must also satisfy the requirements for being a disability under Code Section 409A.

Employee – a common law employee of an Employer who is classified by the Employer at the Senior Vice President level or higher and who is designated by the Committee as eligible for this Plan.

Employer – Manufacturers and Traders Trust Company and any affiliate that has adopted the RSP and is an “Employer” thereunder.

Grandfathered Account Balance – a Participant’s vested Account balance as of December 31, 2004, as adjusted for earnings and losses.

Participant – an Employee who has become a Participant under Section 3.1, including a former Employee who still has an Account balance under this Plan.

Plan – the M&T Bank Corporation Supplemental Retirement Savings Plan, as contained herein, as amended.

EXHIBIT 10.2

Plan Year – the calendar year.

Post-2004 Account Balance – that portion of a Participant’s Account attributable to amounts credited as of a date after December 31, 2004, as adjusted for earnings and losses.

Separation from Service – a Participant’s separation from service (within the meaning of regulations under Code Section 409A) with the Participant’s Employer and all entities with which the Participant’s Employer would be considered a single employer under Code Section 414(b) or (c).

Any terms used herein in the masculine will be read and construed in the feminine where they would so apply, and any terms used in the singular will be read and construed in the plural if appropriate.

EXHIBIT 10.2

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility to Participate. An Employee will become a Participant if he has amounts credited to his Account under Sections 4.1, 4.2 or 4.3.

3.2 Deferral Elections.

(a) For each Plan Year, an Employee may elect to defer any whole percentage up to 50% of his Compensation, and his Account will be credited with the amount deferred in accordance with Section 4.3.

(b) A deferral election for a Plan Year must be made prior to the beginning of the Plan Year. All deferral elections take effect for the first payroll period beginning in a Plan Year. There is no mid-Year entry for an Employee who first becomes eligible to participate during a Plan Year. A deferral election must be made in the manner prescribed by the Committee.

(c) A deferral election for a Plan Year is irrevocable and may not be changed once the Plan Year has begun. However, if a Participant takes a hardship withdrawal under the RSP, the Participant’s deferral election under this Plan will be cancelled automatically for the remaining payroll periods in the Plan Year. In that event, the Participant may not make a new deferral election under this Plan until the election for the Plan Year that begins at least six months after the date of the hardship withdrawal.

3.3 Payment Elections.

(a) 409A Transition Elections. (1) An Employee who was a Participant as of December 31, 2007, could have irrevocably elected by December 31, 2008, to receive payment of his Post-2004 Account Balance either in a single lump sum or in annual installments payable over 5 or 10 years, and to receive such payment(s) either: (i) at a specified age or date; (ii) upon Separation from Service; or (iii) at the earlier of (i) or (ii). Any such election had to be made in the manner prescribed by the Committee and became effective on January 1 of the year following the year of the election.

(2) If a Participant described in paragraph (1) failed to make a timely election under paragraph (1), the Participant’s Post-2004 Account Balance will be paid in accordance with Section 6.1(b) as follows:

(i) If the Participant had an election in effect for a Grandfathered Account Balance, that election applies to the Participant’s Post-2004 Account Balance.

(ii) If the Participant did not have an election in effect for a Grandfathered Account Balance, the Participant’s Post-2004 Account Balance will be paid in a single lump sum upon Separation from Service.

(3) Elections made (or deemed made) under this subsection (a) may be prospectively changed in accordance with subsection (c).

EXHIBIT 10.2

(b) Ongoing Election Rule – New Participant. When a Participant first elects to contribute to the Plan, he may irrevocably (subject to subsection (c)) elect to receive payment of his Account balance either in the form of a single lump sum or in annual installments payable over 5 or 10 years, and to receive or begin to receive such payment(s) either: (i) at a specified age or date; (ii) upon Separation from Service; or (iii) at the earlier of (i) or (ii). If the Participant fails to make a timely election under this subsection (b), the Participant’s Account balance will be paid in a single lump sum upon (and on account of) Separation from Service. Elections made (or deemed made) under this subsection (b) may be prospectively changed in accordance with subsection (c).

(c) Ongoing Election Rule – Subsequent Years. Subject to Sections 6.2 through 6.6, a Participant’s payment election (or deemed election) under subsections (a) or (b) of this Section 3.3 is irrevocable and may not be changed. However, a Participant may prospectively change his payment election for amounts to be credited to his Post-2004 Account Balance in Plan Years beginning after the date that the new election is made. A new election must be made before the beginning of the first Plan Year to which it applies.

EXHIBIT 10.2

ARTICLE IV

CALCULATION OF CREDITS TO PLAN ACCOUNTS; VESTING

This Article IV sets forth the credits to Participant Accounts to be made for Plan Years starting January 1, 2013 and thereafter. The credits made for previous Plan Years are set forth in this Plan as it read before this January 1, 2013 Restatement.

4.1 Matching Contributions. Each Plan Year, there will be credited to a Participant’s Account 150% of the Participant’s elective deferrals for the Plan Year under Section 4.3 that do not exceed 3% of the Participant’s Compensation for the Plan Year. However, no amount will be credited for a Plan Year unless the Participant (i) contributed the maximum dollar amount allowed under the RSP for the Plan Year and (ii) contributed at least 3% of the Participant’s Compensation for the Plan Year to this Supplemental Plan. In addition, the amount credited will not exceed the lesser of (a) and (b), where:

(a) is 4.5% times $350,000 minus the Compensation Limitation for the Plan Year, and

(b) is 4.5% times the Participant’s Compensation that exceeds the Compensation Limitation for the Plan Year.

4.2 Retirement Accumulation Contributions. Each Plan Year, there will be credited to a Participant’s Account the excess of (a) over (b), where:

(a) is the Retirement Accumulation Contribution that would have been contributed under Section 4.10 of the RSP for the Participant for the Plan Year, assuming that the Compensation Limitation was $350,000, and

(b) is the amount actually contributed under Section 4.10 of the RSP for the Participant for the Plan Year.

4.3 Elective Deferrals. Each Plan Year, there will be credited to a Participant’s Account the amount that the Participant elects to defer under Section 3.2.

4.4 No Duplication of Benefits. The credits to a Participant’s Account under this Article IV will be determined and coordinated so as to prevent any duplication of benefits under this Plan and under the RSP or any individual agreement with the Participant.

4.5 Vesting. The portion of a Participant’s Account attributable to credits under Sections 4.1 (Match) and 4.3 (Elective Deferrals) is fully vested at all times. The portion of a Participant’s Account attributable to credits under Section 4.2 (Retirement Accumulation) is vested to the same extent as the Participant’s Retirement Accumulation Account under the RSP.

EXHIBIT 10.2

ARTICLE V

INDIVIDUAL ACCOUNTS, INVESTMENTS AND VALUATIONS

5.1 Accounts. The provisions of the RSP concerning the maintenance of individual accounts and investment elections by Participants will apply equally under this Supplemental Retirement Savings Plan. Subaccounts will be maintained under each Account to separately reflect amounts credited under Sections 4.1, 4.2 and 4.3. Amounts will be credited to a Participant’s Account under this Plan at substantially the same time as corresponding amounts are credited under the RSP for the Plan Year, except that matching contributions under Section 4.1 will be credited as soon as administratively practicable, but not more than 90 days, after the end of the Plan Year for which the matching contributions apply. If a Participant makes multiple payment elections under Section 3.3, his Account will be maintained so that the portion of the Account attributable to each payment election may be separately determined.

5.2 Investment Elections. Participant investment elections under the RSP for Salary Reduction Contributions will apply to all amounts credited to Participant Accounts hereunder. Such amounts will be deemed to be invested initially in the Investment Funds available under the RSP in the same proportion as reflected in elections under the RSP. Accounts hereunder will be valued in the same manner as RSP accounts, except that stock of M&T Bank Corporation will be stated in dollars instead of shares.

5.3 Reallocation of Investments. The deemed investment of amounts already credited to a Participant’s Account may be reallocated, at the Participant’s election, among the available RSP Investment Funds in accordance with procedures established by the Committee. Reallocation elections hereunder are independent of reallocation elections under the RSP.

5.4 Investment Returns. Accounts hereunder will be credited with the investment return reported by the Trust for the Investment Funds under the RSP in which the Accounts are treated as invested.

EXHIBIT 10.2

ARTICLE VI

PAYMENT OF BENEFITS

6.1 Commencement of Benefits.

(a) Payment of a Participant’s Grandfathered Account Balance will be made in accordance with the terms of the Plan and the Participant’s payment election as in effect on October 3, 2004.

(b) Payment of a Participant’s Post-2004 Account Balance will be made in the form elected by or applicable to the Participant under Section 3.3, as follows:

(1) If payment is made on attainment of a specified age or date, payment will be made or commence as soon as practicable (but not more than 30 days) after January 1 of the year elected or in which the specified age is attained. If installment payments are elected, subsequent installments will be paid as soon as practicable (but not more than 30 days) after January 1 of each following year during the installment period.

(2) If payment is made on account of a Separation from Service, payment will be made or commence in accordance with Section 6.2.

6.2 Mandatory Delay of Certain Benefit Payments to Specified Employees. For purposes of this Section, all Participants in the Plan are deemed to be “specified employees” under Code Section 409A. In accordance with regulations under Code Section 409A for payments to specified employees on account of a Separation from Service, payment of any portion of a Participant’s Post-2004 Account Balance will be delayed until the earlier of (i) six months after the termination of employment or other event that constitutes the Participant’s Separation from Service, or (ii) the Participant’s death. Payment of any such delayed portion of the Participant’s Account will be made or commence on the last day of the quarter in which occurs the date that is six months after the Participant’s Separation from Service. If installment payments are elected, then subject to the six-month delay, the second installment will be paid as soon as practicable (but not more than 30 days) after January 1 of the year in which occurs the first anniversary of the Participant’s Separation from Service. Subsequent installments will be paid as soon as practicable (but not more than 30 days) after January 1 of each subsequent year.

6.3 Accelerated Payments Due to Financial Hardship. Notwithstanding Section 6.1, payment of all or part of a Participant’s Grandfathered Account Balance due to financial hardship may be made to the extent permitted under the terms of the Plan as in effect on October 3, 2004. A Participant’s Post-2004 Account Balance may not be paid due to financial hardship.

6.4 Mandatory Cashouts. Notwithstanding Section 6.1 and subject to Sections 6.2 and 6.5, if a Participant’s Post-2004 Account Balance as of the date of the Participant’s Separation from Service or Disability does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), the Participant’s entire Post-2004 Account Balance may, in the discretion of the Committee, be paid in a single lump sum as soon as practicable after the Participant’s Separation from Service or Disability, but not later than the later of (i) the 15th day of the third calendar month following the Participant’s Separation from Service or Disability, or (ii) December 31 of the calendar year in which the Separation from Service or Disability occurs.

EXHIBIT 10.2

6.5 Discretionary Delay in Benefit Payments. Notwithstanding Sections 6.1 and 6.4, the Committee may delay payment of any portion of a Participant’s Post-2004 Account Balance by reason of any event or condition permitted under Code Section 409A, including, to the extent permissible, delays relating to (i) nondeductible Compensation payments under Code Section 162(m), (ii) violations of loan agreements and (iii) violations of federal securities law and other applicable law.

6.6 Payment on Death or Disability. Notwithstanding Sections 3.3 and 6.1, in the event of a Participant’s death or Disability, payment of any remaining portion of the Participant’s Post-2004 Account Balance will be made to the Participant or Beneficiary in a single lump sum on the last day of the calendar quarter in which occurs the Participant’s death or a determination of the Participant’s Disability.

6.7 Payment by Employer. Benefits payable to, or on behalf of, a Participant will be paid by the Employer who last employed the Participant.

EXHIBIT 10.2

ARTICLE VII

ADMINISTRATION

7.1 Administration. The M&T Bank Employee Benefits Plan Committee is charged with the administration of this Plan. The Committee will have all such powers as may be necessary to administer this Plan, including discretionary authority to interpret and construe this Plan, to decide any dispute or question of fact arising hereunder, to determine the right of any Employee to participate herein, to determine the right of any Participant or Beneficiary to benefits hereunder and to adopt such administrative rules for operation of this Plan as the Committee, in its discretion, may deem advisable. No member of the Committee will be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith. The Committee is entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee or the Company with respect to this Plan. A Committee member may not participate in any action or determination relating solely to payment of the member’s own Account hereunder. Except as provided in Section 7.2, decisions of the Committee made in good faith will be final, conclusive and binding upon all parties.

7.2 Claims and Appeals. All claims for benefits, denials of claims and appeals of denials under this Plan will be handled in accordance with the claims and appeals procedures of the RSP.

EXHIBIT 10.2

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1 Amendment and Termination of Plan. The Company may amend or terminate this Plan at any time. Any such amendment or termination will be made in writing by the Board of Directors of the Company or its designee, and will be effective as of the date specified in such writing. No amendment or termination may directly or indirectly deprive any Participant or Beneficiary of any portion of the Participant’s Account balance as of the date of amendment or termination without the written consent of the Participant or Beneficiary.

8.2 Benefit Payments Upon Termination of Plan. Upon termination of the Plan, the Company may elect to accelerate the time and form of payment of Grandfathered Account Balances to the extent permitted under the terms of the Plan in effect as of October 3, 2004. The time and form of payment of Post-2004 Account Balances may be accelerated upon Plan termination, but only as allowed in accordance with regulations under Code Section 409A.

EXHIBIT 10.2

ARTICLE IX

MISCELLANEOUS

9.1 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of an Employer nor limit the right of an Employer to discharge or otherwise deal with Participants without regard to this Plan.

9.2 Plan Unfunded. The benefits offered under this Plan constitute nothing more than unfunded, unsecured promises by each Employer to pay the benefits determined under the Plan that the Employer is obligated to pay under Section 6.7. No provision will be made to segregate any assets of any Employer for payment of benefits under this Plan. No Participant, Beneficiary or any other person has any interest in any particular assets of the Employers by reason of the right to receive a benefit under this Plan. A Participant, Beneficiary or other person has only the rights of a general unsecured creditor of the Employer by whom the Participant was last employed with respect to any rights under this Plan. Nothing contained in this Plan constitutes a guaranty by the Employers or any other entity that the assets of any Employer will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of this Plan will be paid by the Employers.

9.3 Binding on Employers, Employees and Their Successors. This Plan is binding upon and inures to the benefit of the Employers, their successors and assigns and each Participant and his heirs, executors, administrators and legal representatives.

9.4 Spendthrift Provisions. No benefit payable under this Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the payee. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to receipt will be void. The Employers are not liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under this Plan.

9.5 Disclosure. The Committee will make available for inspection by any Participant a copy of this Plan and any rules and regulations used by the Committee in administering this Plan.

9.6 State Law. This Plan is established under and will be construed according to the laws of the State of New York to the extent that such laws are not preempted by the Employee Retirement Income Security Act.

9.7 Incapacity of Recipient. If a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under this Plan to which such Participant or Beneficiary is entitled may, as determined by the Committee in its discretion, be paid to such guardian, conservator or other person. Except as provided herein, when the Committee in its discretion determines that a Participant or Beneficiary is unable to manage his financial affairs, the Committee may direct the Employer responsible for payment to make distributions to any person for the benefit of such Participant or Beneficiary.

9.8 Unclaimed Benefit. Each Participant must keep the Committee informed of his current address. The Committee is not obligated to search for the whereabouts of any person. The

EXHIBIT 10.2

obligation of the Employer to make payment of an amount due under the Plan is satisfied by sending the payment to the last known address of the Participant (or Beneficiary). If the Participant (or Beneficiary) does not receive the payment within three years after it is sent, the Participant (or Beneficiary) will forfeit all rights to the payment.

9.9 Elections, Applications, Notices. Every direction, revocation or notice authorized or required hereunder will be deemed delivered to the Employers or the Committee: (a) on the date it is sent via electronic transmission to the Secretary of the Committee (with a copy to the Company’s General Counsel), provided that receipt of the electronic transmission is acknowledged by personal action of the Secretary of the Committee or the Company’s General Counsel within three business days, (b) the date it is personally delivered to the Company’s executive offices at Buffalo, New York, or (c) three business days after it is sent by registered or certified mail, addressed to the Secretary of the Committee (with a copy to the Company’s General Counsel) at the offices indicated above; and will be deemed delivered to a Participant or Beneficiary: (a) on the date it is sent via electronic transmission to the Participant or Beneficiary, provided that receipt of the electronic transmission is acknowledged by personal action of the Participant or Beneficiary within three business days, (b) the date it is personally delivered to the Participant or Beneficiary, or (c) three business days after it is sent by registered or certified mail, addressed to the Participant or Beneficiary at the last address shown for him on the records of the Employers. Any notice required hereunder may be waived by the person entitled thereto.

9.10 Severability. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Plan, which will be construed and administered as if such illegal or invalid provision had never been contained herein.

9.11 Headings. The headings of Sections of this Plan are for convenience of reference only and have no substantive effect on the provisions of this Plan.

9.12 Compliance with Code Section 409A. The Plan is intended to comply with the requirements of Code Section 409A, and the Committee will administer and interpret the Plan in accordance with such requirements. However, the Employers will not be liable to any Participant or Beneficiary for any benefit related adverse tax consequences arising under Section 409A or other provision of the Code. If any provision of the Plan conflicts with the requirements of Code Section 409A, the requirements of Section 409A will supersede any such Plan provision.

IN WITNESS WHEREOF, the Company has signed this restated Plan document on the date set forth below.

MANUFACTURERS AND TRADERS TRUST COMPANY

Date: 2/27/15	By:	/s/ Ann Marie Odrobina

AMENDMENT NO. 1

TO THE

M&T BANK CORPORATION

SUPPLEMENTAL RETIREMENT SAVINGS PLAN

(January 1, 2013 Restatement)

Manufacturers and Traders Trust Company (“Company”) hereby adopts this Amendment No. 1 to the M&T Bank Corporation Supplemental Retirement Savings Plan (January 1, 2013 Restatement) (“SRSP”).

WITNESSETH

WHEREAS, under Section 8.1, the Company may amend the SRSP; and

WHEREAS, the Company wishes to amend the SRSP to allow participants to change their election of the form of distribution of their Post-2004 Account Balance; and

WHEREAS, nothing in this Amendment applies to payment of the Participant’s Grandfathered Account Balance.

NOW, THEREFORE, the SRSP is amended as follows, effective for election changes made after the date this Amendment is signed.

FIRST AND ONLY CHANGE

A new Section 3.3(d) is added to read as follows:

“(d) Notwithstanding subsection (c), a Participant who elected (or is deemed to have elected) to have any portion of his Post-2004 Account Balance paid as a lump sum may change that election to have such portion of his Post-2004 Account Balance paid in annual installments over 5 or 10 years, subject to the following:

(1) The election change must be made at least one year before the lump sum is scheduled to be paid.

(2) The election change is void and does not take effect if the Participant has a Separation from Service within one year after the election change is made.

(3) Installment payments will begin five years after the lump sum was scheduled to be paid.

(4) Election changes may be revoked, and the lump sum election reinstated, at any time within one year after the election change is made. After that one year period has elapsed, the lump sum election cannot be reinstated and the installment payment election becomes irrevocable.”

IN WITNESS WHEREOF, Manufacturers and Traders Trust Company has caused this Amendment No. 1 to be executed by its duly authorized officer.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Ann Marie Odrobina,
Ann Marie Odrobina,
Group Vice President

Date:	4/19/16